Exhibit 4.9


                     THE SOFTWARE DEVELOPER'S COMPANY, INC.


                      Non-Qualified Stock Option Agreement

                              Under 1994 Stock Plan


     THE SOFTWARE DEVELOPER'S COMPANY, INC., a Delaware corporation (the "COMPANY"), hereby grants this ____ day of _________, 199_, to
_____________________  (the  "OPTIONEE"),  an option to  purchase  a maximum  of
__________ shares (the "OPTION SHARES") of Common Stock, $.01 par value (the "COMMON STOCK"), at the price of $____ per share, on the following terms and conditions:

     1. GRANT UNDER 1994 STOCK PLAN. This Option is granted pursuant to and is governed by the Company's 1994 Stock Plan (the "Plan") and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this Option pursuant to the Plan shall be governed by the Plan as it exists from time to time.

     2. GRANT AS NON-QUALIFIED OPTION; OTHER OPTIONS. This Option is intended to be a Non-Qualified Option (rather than an incentive stock option), and the Board of Directors intends to take appropriate action, if necessary, to achieve this result. This Option is in addition to any other options heretofore or hereafter granted to the Optionee by the Company, but a duplicate original of this instrument shall not affect the grant of another option.

     3. EXPIRATION AND EXTENT OF OPTION. The Optionee may exercise this Option for the number of Option Shares set opposite the applicable date:

Less than one year                               -  -0- Option Shares
from [Start Date for Vesting]

One year but less than                           -  30% of the total
two years from [Start Date for Vesting]             Option Shares

Two years but less than three                    -  an additional 20% of
years from [Start Date for Vesting]                 the total Option
                                                    Shares

Three years but less than four                   -  an additional 20% of
years from [Start Date for Vesting]                 the total Option
                                                    Shares

Four years but less than five                    -  an additional 20% of
years from [Start Date for Vesting]                 the total Option
                                                    Shares

More than five years from                        -  an additional 10% of
[Start Date for Vesting]                            the total Option
                                                    Shares


The foregoing rights are cumulative and may be exercised up to and including the date which is ten (10) years from the date this Option is granted by the Optionee or, in the event of the death or disability of the Optionee, by the Optionee's heirs, estate or legal representatives.

     4. TERMINATION OF EMPLOYMENT. If the Optionee ceases to be employed by the Company, other than by reason of death or disability as defined in Section 5, no further installments of this Option shall become exercisable and this Option shall terminate after the passage of ninety (90) days from the date employment ceases, but in no event later than the scheduled expiration date. In such a case, the Optionee's only rights hereunder shall be those which are properly exercised before the termination of this Option.

     5. DEATH; DISABILITY. If the Optionee dies while in the employ of the Company, this Option may be exercised, to the extent of the number of Option Shares with respect to which the Optionee could have exercised it on the date of his death, by his estate, personal representative or beneficiary to whom this Option has been assigned pursuant to Section 10, at any time within 180 days after the date of death, but not later than the scheduled expiration date. If the Optionee ceases to be employed by the Company by reason of his disability (as defined in the Plan), this Option may be exercised, to the extent of the number of Option Shares with respect to which he could have exercised it on the date of the termination of his employment, at any time within 180 days after such termination, but not later than the scheduled expiration date. At the expiration of such 180-day period or the scheduled expiration date, whichever is the earlier, this Option shall terminate and the only rights hereunder shall be those as to which the Option was properly exercised before such termination.

     6. PARTIAL EXERCISE. Exercise of this Option up to the extent above stated may be made in part at any time and from time to time within the above limits, except that this Option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this Option and a fractional share (or cash in lieu thereof) must be issued to permit the Optionee to exercise completely such final installment. Any fractional share with respect to which an installment of this Option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this Option and shall be available for later purchase by the Optionee in accordance with the terms hereof.

     7. PAYMENT OF PRICE. The option exercise price is payable in United States dollars and may be paid:

        (a) in cash or by check, or any combination of the foregoing, equal in amount to the option exercise price; or

        (b) in the discretion of the Board of Directors, in cash, by check, by delivery of shares of the Company's Common Stock having a fair market value (as determined by the Board of Directors) equal as of the date of exercise to the option exercise price, or by any combination of the foregoing, equal in amount to the option exercise price.

     If the Optionee delivers shares of Common Stock held by the Optionee (the "Old Stock") to the Company in full or partial payment of the option exercise price, and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Optionee and the Company, the Common Stock received by the Optionee on the exercise of this Option shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Optionee paid for such Common Stock by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement.

     8. AGREEMENT TO PURCHASE FOR INVESTMENT. By acceptance of this Option, the Optionee agrees that a purchase of Option Shares under this Option will not be made with a view to their distribution, as that term is used in the Securities Act of 1933, as amended (the "Securities Act"), unless in the opinion of counsel to the Company such distribution is in compliance with or exempt from the registration and prospectus requirements of the Securities Act and applicable state securities laws, and the Optionee agrees to sign a certificate to such effect at the time of exercising this Option and agrees that the certificate for the Option Shares so purchased may be inscribed with a legend to ensure compliance with the Securities Act and applicable state securities laws.

     9. METHOD OF EXERCISING OPTION. Subject to the terms and conditions of this Agreement, this Option may be exercised by written notice to the Company, at the principal executive office of the Company, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this Option and the number of Option Shares in respect of which it is being exercised and shall be signed by the person so exercising this Option. Such notice shall be accompanied by payment of the full exercise price of such Option Shares, and the Company shall deliver a certificate representing such Option Shares as soon as practicable after the notice shall be received. The certificate for the Option Shares as to which this Option shall have been so exercised shall be registered in the name of the person so exercising this Option (or, if this Option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising this Option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person exercising this Option. In the event this Option shall be exercised, pursuant to
Section 3 hereof, by any person other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person to exercise this Option. All Option Shares that shall be purchased upon the exercise of this Option as provided herein shall be fully paid and nonassessable.

     10. OPTION NOT TRANSFERABLE. This Option is not transferable or assignable except by will or by the laws of descent and distribution. During the Optionee's lifetime only the Optionee can exercise this Option.

     11. NO OBLIGATION TO EXERCISE OPTION. The grant and acceptance of this Option imposes no obligation on the Optionee to exercise it.

     12. NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE. The Optionee shall have no rights as a stockholder with respect to the Option Shares subject to this Agreement until a stock certificate therefor has been issued to the Optionee and is fully paid for by the Optionee. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.

     13. CAPITAL CHANGES AND BUSINESS SUCCESSIONS. In the event of any stock dividend, stock split, combination, recapitalization or other change in the capital structure of the Company, this Option and the Option price shall be equitably adjusted and, in lieu of issuing fractional shares upon exercise thereof, this Option (and the corresponding Option Shares) shall be rounded upward or downward to the nearest whole share (rounding upward for all amounts equal to or in excess of .51).

     14. WITHHOLDING TAXES. The Optionee hereby agrees that the Company may withhold from the Optionee's wages or other remuneration the appropriate amount of federal, state and local taxes attributable to the Optionee's exercise of any installment of this Option. At the Company's discretion, the amount required to be withheld may be withheld in cash from such wages or other remuneration, or in kind from the Common Stock otherwise deliverable to the Optionee on exercise of this Option. The Optionee further agrees that, if the Company does not withhold an amount from the Optionee's wages or other remuneration sufficient to satisfy the Company's withholding obligation, the Optionee will reimburse the Company on demand, in cash, for the amount underwithheld.

     15. COMPANY'S RIGHT OF FIRST REFUSAL. [This Section Intentionally Omitted].

     16. NO EXERCISE OF OPTION IF EMPLOYMENT TERMINATED FOR MISCONDUCT. If the employment or engagement of the Optionee is terminated for "Misconduct", this Option shall terminate on the date of such termination and this Option shall thereupon not be exercisable to any extent whatsoever. "Misconduct" is conduct, as determined by the Board of Directors, involving one or more of the following:
(i) disloyalty, gross negligence, dishonesty or breach of fiduciary duty to the Company; or (ii) the commission of an act of embezzlement, fraud or deliberate disregard of the rules or policies of the Company which results in loss, damage or injury to the Company; or (iii) the unauthorized disclosure of any trade secret or confidential information of the Company; or (iv) the commission of an act which constitutes unfair competition with the Company or which induces any customer of the Company to break a contract with the Company whether before of after any employment by the Company. In making such determination, the Board of Directors shall act fairly and in utmost good faith.

     17. Company's Right of Repurchase. (a) Rights of Repurchase: If any of the events specified in Section 15(b) below occur, then, (i) with respect to Option Shares acquired upon exercise of this Option prior to the occurrence of such event, within 90 days after the Company receives actual knowledge of the event, and (ii)with respect to Option Shares acquired upon exercise of this Option after the occurrence of such event, within 90 days following the date of such exercise, (in either case, the "Repurchase Period"), the Company shall have the option, but not the obligation, to repurchase any or all the Option Shares from the Optionee, or his or her legal representatives, as the case may be (the "Repurchase Option"). The Repurchase Option shall be exercised by the Company by giving the Optionee, or his or her legal representative, written notice of its intention to exercise the Repurchase Option on or before the last day of the Repurchase Period, and, together with such notice, tendering to the Optionee, or his or her legal representative, an amount equal to the higher of the option price or the fair market value of the Option Shares. The Company may, in exercising the Repurchase Option, designate one or more nominees to purchase the Option Shares either within or without the Company. Upon timely exercise of the Repurchase Option in the manner provided in this Section 15(a), Optionee, or his or her legal representative, shall deliver to the Company the stock certificate or certificates representing the Option Shares, duly endorsed and free and clear of any and all liens, charges and encumbrances.

     If the Option Shares are not purchased under the Repurchase Option, the Optionee and his or her successor in interest, if any, will hold any of the Option Shares in his or her possession subject to all of the provisions of this Agreement.

     Notwithstanding anything contained herein to the contrary, in the event of any termination for "Misconduct" (as defined in Section 14), the Company at its election may repurchase the Option Shares at the lesser of the option price or the fair market value of the option shares.

     (b) COMPANY'S RIGHT TO EXERCISE REPURCHASE OPTION: The Company shall have the Repurchase Option in the event that any of the following events shall occur:

                (i) The receivership, bankruptcy or other creditor's proceeding regarding the Optionee or the taking of any of Optionee's Option Shares by legal process, such as a levy of execution;

                (ii) Distribution of shares held by the Optionee to his or her spouse as such spouse's joint or community interest pursuant to a decree of dissolution, operation of law, divorce, property settlement agreement or for any other reason, except as may be otherwise permitted by the Company;

                (iii) A determination of "Misconduct" as determined by the Optionee (as defined in Section 14); or

                (iv) The termination of the Optionee for "Misconduct" (as defined in Section 14).

     (c) DETERMINATION OF FAIR MARKET VALUE: The fair market value of the Option Shares, as used in this Section 15, shall be an amount per share determined on the basis of the price at which shares of the Common Stock could reasonably be expected to be sold in an arms-length transaction, for cash, other than on an installment basis, to a person not employed by, controlled by, in control of or under common control with the Company. Fair market value shall be determined by the Board of Directors, giving due consideration to recent grants of incentive stock options for shares of Common Stock, recent transactions involving shares of the Common Stock, if any, earnings of the Company to the date of such determination, projected earnings of the Company, the effect of the transfer restrictions to which the Option Shares are subject under law and this Agreement, the absence of a public market for the Common Stock and such other matters as the Board of Directors deems pertinent. If the Common Stock of the Company is traded on any national securities exchange or the NASDAQ Interdealer Quotation System, fair market value shall be (i) the average of the high and low closing sale prices, or (ii) the average of the last reported sale price on the NASDAQ National Market System, or (iii) the average of the closing bid prices for the twenty (20) consecutive trading days preceding the date the Company exercises its Repurchase Option and tenders payment for the Option Shares. The determination by the Board of Directors of the fair market value shall be conclusive and binding. The fair market value of the Option Shares shall be determined as of the day on which the event occurs.

     18. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Delaware.

     19. EXPRESS CONSIDERATION FOR OPTION GRANT. This Option is being granted to the Optionee on the express condition and for the express consideration that the Optionee has previously executed, or will immediately execute and deliver in connection with this Option grant, a form of nondisclosure, assignment of inventions and/or noncompetition agreement (or any combination thereof) satisfactory to the Company. If such agreement has not been executed, or if the Optionee refuses to execute such agreement, this Option may be canceled by the Company in its sole and absolute discretion.

     IN WITNESS WHEREOF the Company and the Optionee have caused this instrument to be executed, and the Optionee whose signature appears below acknowledges receipt of a copy of the Plan and acceptance of an original copy of this Agreement.

                                                THE SOFTWARE DEVELOPER'S
                                                COMPANY, INC.


____________________________                    By:____________________________
Signature of Optionee

____________________________                    Title:_________________________
Name of Optionee